UNDERLYING FUNDS TRUST

FIRST AMENDMENT TO THE
CUSTODY AGREEMENT

THIS FIRST AMENDMENT dated as of the 28th day of April, 2008, to the Custody Agreement, dated as of April 28, 2006 (the “Agreement”), is entered into by and among Underlying Funds Trust, a Delaware statutory trust (the “Trust”), and Custodial Trust Company, a bank organized and existing under the laws of the State of New Jersey (“Custodian”).

RECITALS

WHEREAS, the Trust and the Custodian have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add series; and

WHEREAS, Section 18.5 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

UNDERLYING FUNDS TRUST	CUSTODIAL TRUST COMPANY

By: /s/ Kristina Labermeier___________	By: /s/ Kevin J. Darmody

Printed Name: Kristina Labermeier	Printed Name: Kevin J. Darmody

Title: CCO	Title: Senior Vice President

Exhibit A
to the
Custody Agreement

Series

Convertible Bond Arbitrage -1 Portfolio
Fixed Income Arbitrage – 1 Portfolio
Merger Arbitrage – 1 Portfolio
Long/Short Equity – Earnings Revision – 1 Portfolio
Long/Short Equity – Momentum – 1 Portfolio
Long/Short Equity – Deep Discount Value – 1 Portfolio
Long/Short Equity – International – 1 Portfolio
Long/Short Equity - Global – 1 Portfolio
Long/Short Equity – REIT – 1 Portfolio
Distressed Securities & Special Situations – 1 Portfolio
Global Hedged Income – 1 Portfolio
Long/Short Equity – Healthcare/Biotech – 1 Portfolio
Equity Options Overlay – 1 Portfolio
Deep Value Hedged Income – 1 Portfolio
Long/Short Equity – Growth – 1 Portfolio
Energy and Natural Resources – 1 Portfolio
Distressed Securities & Special Situations – 2 Portfolio